Exhibit 10.03

LOEWS CORPORATION

2000 STOCK OPTION PLAN

(as amended through November 10, 2009)

Section 1. General

1.1 Purpose. The Loews Corporation 2000 Stock Option Plan (the “Plan”) has been established by Loews Corporation (the “Company”) to (i) attract and retain persons eligible to participate in the Plan, (ii) motivate Participants, by means of appropriate incentives, to achieve long-term Company goals, and reward Participants for achievement of those goals, and (iii) provide incentive compensation opportunities that are competitive with those of other similar companies, and thereby promote the financial interest of the Company and its Subsidiaries.

1.2 Operation and Administration. The operation and administration of the Plan shall be subject to the provisions of Section 4 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 7 of the Plan).

Section 2. Options

2.1 Option Grant. The Committee may grant Options in accordance with this Section 2.

2.2 Definitions. The grant of an “Option” permits the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option granted under the Plan may be either an incentive stock option (an “ISO”) or a non-qualified option (an “NQO”), as determined in the discretion of the Committee. An “ISO” is an Option that is intended to be an “incentive stock option” described in section 422(b) of the Code and does in fact satisfy the requirements of that section. An “NQO” is an Option that is not intended to be an “incentive stock option” as that term is described in section 422(b) of the Code, or that fails to satisfy the requirements of that section.

2.3 Exercise Price. The “Exercise Price” of each Option granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted; except that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock). In no event may any Option granted under this Plan be amended, other than pursuant to Section 4.2(e), to decrease the Exercise Price thereof, be cancelled in conjunction with the grant of any new Option with a lower Exercise Price, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option, unless such amendment, cancellation, or action is approved by the Company’s shareholders.

2.4 Vesting and Exercise. An Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.

(a)

Unless otherwise provided by the Committee at the time of grant or thereafter, each Option shall vest and become exercisable in four equal annual installments beginning on the first anniversary of the date of grant, and shall thereafter remain exercisable during the Term.

(b)

Unless otherwise provided by the Committee at the time of grant or thereafter, the Term of each Option shall end on the earliest of (1) the date on which such Option has been exercised in full, (2) the date on which the Participant experiences a Termination for Cause or a voluntary Termination, (3) the three-year anniversary of the date on which the Participant experiences a Termination due to death, Disability or Retirement, and (4) the 90th day after the Participant experiences a Termination for any other reason; provided, that in no event may the Term exceed ten (10) years from the date of grant of the Option. Except as otherwise determined by the Committee at the time of grant or thereafter, upon the occurrence of a Termination of a Participant for any reason other than death, Disability or Retirement, the Term of all outstanding Options held by the Participant that are unvested as of the date of such Termination shall thereupon end and such unvested Options shall be forfeited immediately and upon the occurrence of a Termination of a Participant due to death, Disability or Retirement, all unvested outstanding Options held by the Participant which have been granted and as to which the Exercise Price has been fixed (i.e., an actual price has been set) shall immediately vest as of the date of such Participant’s Termination. However, the Committee may, in its sole discretion, accelerate the vesting of any Option and/or extend the exercise period of any Option (but not beyond the ten-year anniversary of the grant date).

(c)

An Option may be exercised and the underlying shares purchased in accordance with this Section 2 at any time after the Option with respect to those shares vests and before the expiration of the Term. To exercise an Option, the Participant shall give written notice to the Company stating the number of shares with respect to which the Option is being exercised.

(d)

The full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in the last sentence of this paragraph (d), payment may be made as soon as practicable after the exercise). The Exercise Price shall be payable by check, or such other instrument as the Committee may accept. The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise. In the case of any ISO such permission must be provided for at the time of grant and set forth in an Award Certificate. In addition, if approved by the Committee, payment, in full or in part, may also be made in the form of unrestricted Mature Shares, based on the Fair Market Value of the Mature Shares on the date the Option is exercised; provided, however, that, in the case of an ISO the right to make a payment in such Mature Shares may be authorized only at the time the Option is granted.

Section 3. Stock Appreciation Rights

3.1 Types and Nature of Stock Appreciation Rights. A “Stock Appreciation Right” is the right to receive an amount equal in value to the excess, if any, on the date of exercise, of the Fair Market Value of a share of Stock over the Exercise Price of the Stock Appreciation Right. Stock Appreciation Rights may be “Tandem SARs,” which are granted in conjunction with an Option, or “Free-Standing SARs,” which are not granted in conjunction with an Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount equal to the product of (i) the excess of the Fair Market Value of one share of Stock over the Exercise Price of the applicable Stock Appreciation Right, multiplied by (ii) the number of shares of Stock in respect of which the Stock Appreciation Right has been exercised. Such amount shall be paid in cash, Stock, or a combination thereof (with the amount of such cash being determined based upon the Fair Market Value of the Stock on the date of exercise). As determined by the Committee, the applicable Award Certificate shall specify whether such payment is to be made in cash or Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

3.2 Tandem SARs. A Tandem SAR may be granted on the grant date of the related Option or, in the case of a related NQO, at any time after the grant date thereof while the related NQO remains outstanding. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Option is exercisable in accordance with the provisions of Section 2, and shall at all times have the same Exercise Price as the related Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Option, and the related Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.

3.3 Exercise Price. The “Exercise Price” per share of Stock subject to a Free-Standing SAR shall be determined by the Committee and set forth in the applicable Award Certificate, and shall not be less than 100% of the Fair Market Value of a share of Stock on the applicable grant date. In no event may any Free-Standing SAR granted under this Plan be amended, other than pursuant to Section 4.2(e), to decrease the Exercise Price thereof, be cancelled in conjunction with the grant of any new Option or Free-Standing SAR with a lower Exercise Price, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Free-Standing SAR, unless such amendment, cancellation, or action is approved by the Company’s shareholders.

3.4 Term. Unless otherwise provided by the Committee at the time of grant or thereafter, the Term of each Free-Standing SAR shall end on the earliest of (1) the date on which such Free-Standing SAR has been exercised in full, (2) the date on which the Participant experiences a Termination for Cause or a voluntary Termination, (3) the three-year anniversary of the date on which the Participant experiences a Termination due to death, Disability or Retirement, and (4) the 90th day after the Participant experiences a Termination for any other reason; provided, that in no event may the Term exceed ten (10) years from the date of grant of the Free-Standing SAR. Except as otherwise determined by the Committee at the time of grant, upon the occurrence of a Termination of a Participant for any reason other than death, Disability or Retirement, the Term of all outstanding Free-Standing SARs held by the Participant that are unvested as of the date of such Termination shall thereupon end and such unvested Free-Standing SARs shall be forfeited immediately, and upon the occurrence of a Termination of a Participant due to death, Disability or Retirement, all unvested outstanding Stock Appreciation Rights held by such Participant which have been granted and as to which the Exercise Price has been fixed (i.e., an actual price has been set) shall immediately vest as of the date of such Participant’s Termination. However, the Committee may, in its sole discretion, accelerate the vesting of any Stock Appreciation Right and/or extend the exercise period of any Stock Appreciation Right (but not beyond the ten-year anniversary of the grant date).

3.5 Vesting and Exercise. Except as otherwise provided herein, Free-Standing SARs shall vest and be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and set forth in the applicable Award Certificate.

Section 4. Operation and Administration

4.1 Effective Date. The Plan is effective as of January 18, 2000 (the “Effective Date”). The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Options or Stock Appreciation Rights under it are outstanding.

4.2 Shares Subject to Plan. The shares of Stock for which Options and Stock Appreciation Rights may be granted under the Plan shall be subject to the following:

(a)

The shares of Stock with respect to which Options and Stock Appreciation Rights may be granted under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

(b)

Subject to the following provisions of this subsection 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 12,000,000 shares of Stock (as adjusted to reflect stock splits effected March 2001 and May 2006).

(c)

To the extent any shares of Stock covered by an Option are not delivered to a Participant or beneficiary because the Option is forfeited or canceled, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(d)

Subject to paragraph 4.2(e), the maximum number of shares that may be covered by Options and/or Stock Appreciation Rights granted to any one individual during any one calendar year period shall be 1,200,000 shares (as adjusted to reflect stock splits effected March 2001 and May 2006).

(e)

In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee shall make adjustments to preserve the benefits or potential benefits of the Plan and outstanding Options and/or Stock Appreciation Rights. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares referred to in Sections 4.2 (b) and (d); (iii) adjustment of the number and kind of shares subject to outstanding Options and Stock Appreciation Rights; (iv) adjustment of the Exercise Price of outstanding Options and Stock Appreciation Rights; (v) settlement in cash or

Stock in an amount equal to the excess of the value of the Stock subject to such Options and Stock Appreciation Rights over the aggregate Exercise Price (as determined by the Committee) of such Options and Stock Appreciation Rights; and (vi) any other adjustments that the Committee determines to be equitable. The Committee shall make all such adjustments, and its determination as to what adjustments shall be made, and the extent thereof, shall be final.

4.3 General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)

Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933 and Code Section 409A), and the applicable requirements of any securities exchange or similar entity.

(b)

To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

4.4 Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the delivery of any shares or other benefits under the Plan shall be conditioned on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan; provided that surrender of shares may be used only to satisfy the minimum withholding required by law.

4.5 Grant and Use of Options. In the discretion of the Committee, more than one Option and/or Stock Appreciation Right may be granted to a Participant. Options and Stock Appreciation Rights may be granted as alternatives to or replacements of Options and Stock Appreciation Rights granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations. Notwithstanding the foregoing, the assumption by the Company of options in connection with the acquisition of a business or other entity and the conversion of such options into options to acquire Stock shall not be treated as a new grant of Options under the Plan unless specifically so provided by the Committee.

4.6 Settlement of Options. The Committee may from time to time establish procedures pursuant to which a Participant may elect to defer, until a time or times later than the exercise of an Option or Stock Appreciation Right, receipt of all or a portion of the shares of Stock subject to such Option or Stock Appreciation Right and/or to receive cash at such later time or times in lieu of such deferred shares, all on such terms and conditions as the Committee shall determine. If any such deferrals are permitted, then a Participant who elects such deferral shall not have any rights as a stockholder with respect to such deferred shares unless and until shares are actually delivered to the Participant with respect thereto, except to the extent otherwise determined by the Committee.

4.7 Code Section 409A.

(a)

It is the intention of the Company that no grant of Options or Stock Appreciation Rights shall be “deferred compensation” subject to Code Section 409A, unless and to the extent that the Committee specifically determines otherwise as provided below, and the Plan and the terms and conditions of all grants of Options and Stock Appreciation Rights shall be interpreted accordingly.

(b)

The terms and conditions governing any grants of Options and Stock Appreciation Rights that the Committee determines will be subject to Code Section 409A, including any rules for elective or mandatory deferral of the delivery of cash pursuant thereto, shall be set forth in writing, and shall comply in all respects with Code Section 409A.

4.8 Other Plans. Amounts payable under this Plan shall not be taken into account as compensation for purposes of any other employee benefit plan or program of the Company or any of its Subsidiaries, except to the extent otherwise provided by such plans or programs, or by an agreement between the affected Participant and the Company.

4.9 Heirs and Successors. The terms of the Plan shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business.

4.10 Transferability. Options and Stock Appreciation Rights granted under the Plan are not transferable except (i) as designated by the Participant by will or by the laws of descent and distribution or (ii) in the case of a Free-Standing SAR or NQO and any associated Tandem SAR, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such Participant’s immediate family, whether directly or indirectly or by means of a trust or partnership or otherwise. If any rights exercisable by a Participant or benefits deliverable to a Participant under any Award Certificate under the Plan have not been exercised or delivered, respectively, at the time of the Participant’s death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of the applicable terms of the Award Certificate and the Plan. The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the Participant to receive benefits under the Company’s group term life insurance plan or such other person or persons as the Participant may designate by notice to the Company. If a deceased Participant fails to have designated a beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant. If a deceased Participant designates a beneficiary and the Designated Beneficiary survives the Participant but dies before the Designated Beneficiary’s exercise of all rights under the Award Certificate or before the complete distribution of benefits to the Designated Beneficiary under the Award Certificate, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary. All Options and Stock Appreciation Rights shall be exercisable, subject to the terms of this Plan, only by the Participant or any person to whom such Option or Stock Appreciation Right is transferred pursuant to this paragraph, it being understood that the term Participant shall include such transferee for purposes of the exercise provisions contained herein.

4.11 Notices. Any written notices provided for in the Plan or under any Award Certificate shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by confirmed fax or overnight courier, or by postage paid first class mail. Notice and communications shall be effective when actually received by the addressee. Notices shall be directed, if to the Participant, at the Participant’s address indicated in the Award Certificate, or if to the Company, at the Company’s principal executive office to the attention of the Company’s Secretary.

4.12 Action by Company. Any action required or permitted to be taken by the Company shall be by resolution of the Board, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or by a duly authorized officer of the Company.

4.13 Limitation of Implied Rights.

(a)

Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Company, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company shall be sufficient to pay any benefits to any person.

(b)

The Plan does not constitute a contract of employment, and selection as a Participant will not give any Participant the right to be retained in the employ of, or as a director or consultant to, the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

4.14 Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

4.15 Laws Applicable to Construction. The interpretation, performance and enforcement of this Plan and all Award Certificates shall be governed by the laws of the State of Delaware without reference to principles of conflict of laws, as applied to contracts executed in and performed wholly within the State of Delaware.

4.16 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 5. Committee

5.1 Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate (the “Committee”) in accordance with this Section 4. In addition, the Board may exercise any power given to the Committee under the Plan.

5.2 Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:

(a)

Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Grantees those persons who shall receive Options and/or Stock Appreciation Rights, to determine the grant date of, the number of shares subject to and the Exercise Price of those Options and Stock Appreciation Rights, to establish all other terms and conditions of such Options and Stock Appreciation Rights, and (subject to the restrictions imposed by Section 6) to cancel or suspend Options and Stock Appreciation Rights.

(b)

The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c)	Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(d)

In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

5.3 Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

5.4 Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee’s or Participant’s employment, engagement, Termination, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons eligible for benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 6. Amendment and Termination

The Board may, at any time, amend or terminate the Plan; provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Option or Stock Appreciation Right granted under the Plan prior to the date such amendment is adopted by the Board; and further provided that adjustments pursuant to paragraph 4.2(e) shall not be subject to the foregoing limitations of this Section 6.

Section 7. Defined Terms

As used in this Plan, the following definitions shall apply:

(a)

Award Certificate. The term “Award Certificate” shall mean a written certificate setting forth the terms and conditions of an Option or Stock Appreciation Right, in such form as the Committee may from time to time prescribe.

(b)	Board. The term “Board” means the Board of Directors of the Company.

(c)

Cause: The term “Cause” shall have the meaning set forth in the employment or engagement agreement between a Participant and the Company or any Subsidiary thereof, if such an agreement exists and contains a definition of Cause; otherwise Cause shall mean (1) conviction of the Participant for committing a felony under Federal law or the law of the state in which such action occurred, (2) dishonesty in the course of fulfilling a Participant’s employment, engagement or directorial duties, (3) willful and deliberate failure on the part of a Participant to perform the Participant’s employment, engagement or directorial duties in any material respect or (4) such other events as shall be determined in good faith by the Committee. The Committee shall, unless otherwise provided in an Award Certificate or employment agreement with the Participant, have the sole discretion to determine whether Cause exists, and its determination shall be final.

(d)

Code. The term “Code” means the Internal Revenue Code of 1986, as amended, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

(e)	Committee. The term “Committee” shall have the meaning set forth in Section 5.1.

(f)	Company. The term “Company” shall have the meaning set forth in Section 1.1.

(g)	Designated Beneficiary. The term “Designated Beneficiary” shall have the meaning set forth in Section 4.10.

(h)

Disability. The term “Disability” shall mean, unless otherwise provided by the Committee, (1) “Disability” as defined in any individual Award Certificate to which the Participant is a party, or (2) if there is no such Award Certificate or it does not define “Disability,” permanent and total disability as determined under the Company’s long-term disability plan applicable to the Participant.

(i)	Effective Date. The term “Effective Date” shall have the meaning set forth in Section 4.1.

(j)

Eligible Grantee. The term “Eligible Grantee” shall mean any individual who is employed on a full-time or part-time basis, or who serves as a consultant to, by the Company or a Subsidiary and any non-employee director of the Company. An Option or Stock Appreciation Right may be granted to an individual in connection with such individual’s hiring or engagement prior to the date the individual first performs services for the Company or the Subsidiaries, provided that the individual will be an Eligible Grantee upon his hiring or engagement, and further provided that such Options and/or Stock Appreciation Rights shall not become vested prior to the date the individual first performs such services.

(k)	Exercise Price. The term “Exercise Price” shall have the meaning set forth in Section 2.3 and 3.3 as applicable.

(l)

Fair Market Value. The “Fair Market Value” of a share of Stock shall be, as of any given date, the mean between the highest and lowest reported sales prices on the immediately preceding date (or, if there are no reported sales on such immediately preceding date, on the last date prior to such date on which there were sales) of the Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Stock is listed or on NASDAQ. If there is no regular public trading market for such Stock, the Fair Market Value of the Stock shall be determined by the Committee in good faith.

(m)	Free-Standing SAR. The term “Free-Standing SAR” shall have the meaning set forth in Section 3.1.

(n)	ISO. The term “ISO” shall have the meaning set forth in Section 2.2.

(o)	Mature Shares. The term “Mature Shares” shall mean shares of Stock that have been owned by the Participant in question for at least six months.

(p)	NQO. The term “NQO” shall have the meaning set forth in Section 2.2.

(q)	Option. The term “Option” shall have the meaning set forth in Section 2.2.

(r)	Plan. The term “Plan” shall have the meaning set forth in Section 1.1.

(s)

Retirement. The term “Retirement” shall mean retirement from active employment with the Company pursuant to any retirement plan or program of the Company or any Subsidiary in which the Participant participates. A Termination by a consultant or non-employee director shall in no event be considered a Retirement.

(t)	Stock. The term “Stock” shall mean shares of common stock of the Company.

(u)	Stock Appreciation Right. The term “Stock Appreciation Right “ shall have the meaning set forth in Section 3.1.

(v)	Subsidiary. The term “Subsidiary” means any business or entity in which at any relevant time the Company holds at least a 50% equity (voting or non-voting) interest.

(w)	Tandem SAR. The term “Tandem SAR” shall have the meaning set forth in Section 3.1.

(x)

Term. The term “Term” shall mean the period beginning on the date of grant of an Option or Stock Appreciation Right and ending on the date the Option or Stock Appreciation Right expires pursuant to the Plan and the relevant Award Certificate.

(y)

Termination. A Participant shall be considered to have experienced a Termination if he or she ceases, for any reason, to be an employee, consultant or non-employee director of the Company or any of its Subsidiaries, including, without limitation, as a result of the fact that the entity by which he or she is employed or engaged or of which he or she is a director has ceased to be affiliated with the Company.